                          SECURITIES AND EXCHANGE COMMISSION


                                WASHINGTON, D.C. 20549


                                       FORM 8-K


                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

                           Date of Report:  November 8, 1996

                    AmeriCredit Automobile Receivables Trust 1996-C
                (Exact Name of Registrant as specified in its charter)


        United States                 33-98620                   88-0359494
        -------------                 --------                   ----------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                   Identification Number)


                             c/o AmeriCredit Financial
                                   Services, Inc.
                             Attention:  Daniel E. Berce
                                  200 Bailey Avenue
                                Fort Worth, TX  76107
                                (Address of Principal
                                  Executive Office)

                                   (817) 332-7000
                             Registrant's phone number

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Item 5.        Other Events

     Information relating to distributions to Note and Certificate holders for the October, 1996, Collection Period of the Registrant in respect of the Class A-1 Money Market Asset Backed Notes, Class A-2 Floating Rate Asset Backed Notes, Class A-3 Asset Backed Notes (collectively, the "Notes") and the Asset Backed Certificates (the "Certificates") issued by the Registrant, and the performance of the Receivables held by the Registrant, together with certain other information relating to the Notes and the Certificates, is contained in the Servicer's Certificate for the referenced Collection Period provided to Note and Certificate holders pursuant to the Sale and Servicing Agreement dated as of August 1, 1996 between the Registrant, AFS Funding Corp., as Seller, AmeriCredit Financial Services, Inc., as Servicer, and LaSalle National Bank, as Backup Servicer and Trust Collateral Agent (the "Agreement").

Item 7.        Financial Statements, Exhibits

     Exhibit No.         Exhibit
     -----------         -------
         1.              Servicer's Certificate for the October, 1996 Collection
                         Period relating to the Notes and the Certificates issued by the Registrant pursuant to the Agreement.

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                                 EXHIBIT INDEX


EXHIBIT
-------
    1. Servicer's Certificate for the October, 1996 Collection Period relating to the Notes and Certificates issued by the Registrant.

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                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


AmeriCredit Automobile Receivables Trust 1996-C

By:  AmeriCredit Financial Services, Inc., as Servicer



/s/   Daniel E. Berce
      Daniel E. Berce
      Executive Vice President,
      Chief Financial Officer
      and Treasurer



November 8, 1996